                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934


Filed by the Registrant   [ ]
Filed by a party other than the Registrant    [X]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[ ]     Definitive Proxy Statement
[X]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]     Confidential, For Use of the Commission Only
        (as permitted by Rule 14a-6(e) (2))

                             CATALINA LIGHTING, INC.
                (Name of Registrant as Specified in Its Charter)

                              DMM INVESTMENTS, LTD.
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[ ] Fee computed on the table below per Exchange Act Rule 14a-6(i)(1) and 0-11.

        (1)  Title of each class of securities to which transaction applies:

        (2)  Aggregate number of securities to which transaction applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        (4)  Proposed maximum aggregate value of transaction:

        (5)  Total fee paid:

[ ]     Fee paid previously with preliminary materials:

[ ]     Check box if any part of the fee is offset as provided by Exchange
        Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1)  Amount previously paid:

        (2)  Form, Schedule or Registration Statement No.:

        (3)  Filing Party:

        (4)  Date Filed:

                                    AGREEMENT



     This AGREEMENT (this "Agreement") is entered into as of this 30th day of April, 1999 by and among Catalina Lighting, Inc. (the "Company"), on the one hand, and David M. Moss ("Moss") and DMM Investments Ltd., a Florida limited partnership ("DMM"), on the other hand.

     WHEREAS, the Company has distributed definitive proxy materials (the "Company Proxy Materials") in respect of its 1999 Annual Meeting of Stockholders (the "Annual Meeting") currently scheduled to be held on May 10, 1999;

     WHEREAS, DMM has filed preliminary proxy materials (the "Moss Proxy Materials") with respect to his proposal to nominate two individuals to stand for election at the Annual Meeting in opposition to the management slate; and

     WHEREAS, the Company and Moss wish to enter into a settlement on the terms and subject to the conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Company and Moss agree as follows:

     1. Before the opening of the stock markets on Monday, May 3, 1999, the Company shall issue a press release in the form attached hereto as Exhibit A and Moss shall issue a press release in the form attached hereto as Exhibit B.

     2. Moss and DMM each agree that they (a) shall not, directly or indirectly, and shall use their best efforts to cause each "participant" (as such term is used in Rule 14a-11 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) not to, solicit any proxies or participate in any "solicitation" of any "proxy" (as such terms are defined in Rule 14a-1 under the Exchange Act, and including without limitation any revocations of proxies granted to the Company) with respect to matters to be presented at the Annual Meeting, and shall not become a "participant" in any election contest relating to the Annual Meeting, (b) shall promptly terminate all agreements and understandings relating to the solicitation by Moss and DMM described in the Moss Proxy Statement, and (c) shall not take any other actions inconsistent with the matters contemplated hereby. As soon as possible on Monday, May 3, 1999, Moss will take such steps as are necessary and appropriate to withdraw the Moss Proxy Materials.

     3. Immediately following the Annual Meeting, the Company will expand the size of its Board of Directors and cause Roy D. Oppenheim to be named as a director of the Company.

     4. Within two (2) business days after the execution and delivery of this Agreement, the Company shall wire transfer to an account designated by Milbank, Tweed, Hadley & McCloy LLP the amount of $100,000 in full reimbursement of Moss' expenses incurred in connection with the preparation of the Moss Proxy Materials and related matters.

     5. DMM and Moss each hereby releases, discharges and acquits the Company, and its officers, directors, agents, representatives and each participant named in the Company Proxy Statement from any and all claims, grievances, demands, charges, liabilities, obligations, actions, causes of action, damages, costs, losses of services, expenses and compensation of any nature whatsoever existing on the date hereof, whether based on tort, contract or other theory of recovery, on account of or in any way growing out of or related to the Annual Meeting or the Company Proxy Statement, provided that this release shall not prevent Moss and/or DMM from challenging the use of the proxy referenced in a letter dated April 29, 1999 from Lawrence Lederman to Ronald O. Mueller, with respect to any meeting of stockholders occurring after the Company's 1999 Annual Meeting.

     6. The Company hereby releases, discharges and acquits Moss and DMM and each participant named in the Moss Proxy Statement from any and all claims, grievances, demands, charges, liabilities, obligations, actions, causes of action, damages, costs, losses of services, expenses and compensation of any nature whatsoever existing on the date hereof, whether based on tort, contract or other theory of recovery, on account of or in any way growing out of or related to the Annual Meeting or the Moss Proxy Statement.

     7. During the period commencing on the date hereof and ending on December 31, 1999 (the "Standstill Period"), DMM and Moss each:

     A. shall cause all shares of capital stock of the Company which they have the right to vote generally in the election of directors, including, without limitation, shares of Common Stock (collectively, the "Voting Stock"), that are beneficially owned (within the meaning of Regulation 13D and Rules 13d-3 and 13d-5 under the Exchange Act) by such Party to be present, in person or by proxy, at all meetings of the shareholders of the Company so that all such shares may be counted for the purpose of determining if a quorum is present at such meetings and (ii) to be voted in favor of persons nominated and recommended by the Board of Directors of the Company in the election of directors for the Annual Meeting.

     B. shall not, directly or indirectly, solicit any proxies or consents with respect to Voting Stock or in any way participate in any "solicitation" of any "proxy" with respect to shares of Voting Stock (as such terms are defined in Rule 14a-1 under the Exchange Act) or become a "participant" in any election contest with respect to the Company (as such term is used in Rule 14a-11 under the Exchange Act) or request or induce or attempt to induce any other person to take any such actions or attempt to advise, counsel or otherwise influence in any way any person with respect to the voting of voting Stock;

     C. shall not make any proposal (including any proposal pursuant to Rule 14a-8 under the Exchange Act) or bring any business before any meeting of the shareholders of the Company; and

     D. shall not (i) seek election to, nor seek to place a representative on the Board of Directors of the Company, or (ii) seek the removal of any member of the Board of Directors.

     8. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to the principles of conflict of laws thereof.

     9. This Agreement may be executed in one or more counterparts by each of the parties hereto (or by his or her attorney-in-fact), each of which shall be deemed to be an original, but all of which shall be considered one and the same instrument.

     10. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

     11. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

     12. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or assigns, and it is not the intention of the parties to confer third party beneficiary rights upon any other person.

     13. Each of the parties hereto agrees that money damages would not be a sufficient remedy for any breach of this Agreement by any party hereto and that any party hereto shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach.

CATALINA LIGHTING, INC.                            DAVID M. MOSS



By:  /s/ Robert Hersh                              By:   /s/ David M. Moss
   ----------------------------                        -------------------------
Name:    Robert Hersh
Title:   Chairman, Chief Executive Officer
         and President

                                                   DMM INVESTMENTS LTD.
                                                   By DMM INVESTMENTS, INC.
                                                         Its General Partner


                                                   By:   /s/ David M. Moss
                                                       -------------------------
                                                   Name:    David M. Moss
                                                   Title:   President

                                                                       EXHIBIT A


CONTACT:
Stanley J. Kay
MacKenzie Partners, Inc.
(212) 929-5940


FOR IMMEDIATE RELEASE:


                      CATALINA LIGHTING ANNOUNCES AGREEMENT
                       TO RESOLVE POTENTIAL PROXY CONTEST

MIAMI, FL, May 3, 1999 - Catalina Lighting, Inc. (NYSE: LTG) announced today that it has entered into a definitive agreement to resolve a potential proxy contest with David Moss, who had been seeking to elect two of the seven directors up for election at the Catalina's May 10, 1999 Annual Meeting.

Catalina's seven nominees for election at this year's annual meeting consist of four continuing directors, Robert Hersh, Ryan Burrow, Henry Latimer and Leonard Sokolow and three new independent nominees, Jesse Luxton, Howard Steinberg and Brion Wise.

Under the terms of the agreement, Mr. Roy Oppenheim, 39, an attorney with the law firm of Oppenheim & Pilelsky, P.A. and one of the Moss nominees, will join Catalina's seven nominees as an eighth director immediately following the company's annual meeting on May 10, 1999.

Mr. Robert Hersh, Catalina's chairman, president and chief executive officer, commenting on the settlement, said, "We are pleased to reach an agreement that allows the company to move forward in the best interests of all stockholders and we trust that Mr. Oppenheim will constructively contribute to the board. With this proxy contest behind us we can now focus all our energies on our programs that have returned the company to profitability and positioned Catalina for future growth."

Catalina Lighting, Inc. is a leading international manufacturer and distributor of products for the residential and office lighting industry employing approximately 3,200 people throughout the U.S., Canada and Southeast Asia.

                                                                       EXHIBIT B

CONTACT:



FOR IMMEDIATE RELEASE


                        DAVID M. MOSS ANNOUNCES AGREEMENT
                       TO RESOLVE POTENTIAL PROXY CONTEST

MIAMI, FL, May 3, 1999 - David M. Moss announced today that he has entered into a definitive agreement to resolve a potential proxy contest with Catalina Lighting, Inc. (NYSE: LTG). Mr. Moss, in an effort to improve shareholder value, sought to elect two of the seven directors up for election at the company's 1999 Annual Meeting.

Under the terms of the agreement, Mr. Roy D. Oppenheim, 39, a South Florida attorney and a partner with the firm of Oppenheim & Pilelsky, P.A. will join the Catalina seven nominees as an eighth director immediately following the company's Annual Meeting on May 10, 1999. Mr. Oppenheim is one of the two nominees who had been proposed by Mr. Moss.

Mr. Moss stated: "I am very pleased the Company has decided to reduce the number of inside directors and that they will add Roy Oppenheim to the Board. In addition, I am pleased that the Board's compensation is now more tied to share performance. I believe that the platform on which I proposed my nominees - that the Board should explore all alternatives for maximizing shareholder value, including a possible sale of the Company - is in the best interests of the Company and its shareholders."